Exhibit 99.1

TELUS INTERNATIONAL (CDA) INC

January 19, 2021

VIA EDGAR

Securities and Exchange Commission

Office of Technology

Division of Corporation Finance

100 F Street NE

Washington, D.C.  20549

Attention: Mitchell Austin, Kathleen Collins, Eiko Yaoita Pyles and Jan Woo

Re:                             TELUS International (Cda) Inc.

Registration Statement on Form F-1

CIK No. 0001825155

Application for Waiver of Requirements of Form 20-F, Item 8.A.4

Ladies and Gentlemen:

I am the Chief Financial Officer of TELUS International (Cda) Inc., a corporation incorporated under the Laws of the Province of British Columbia (the “Company”). In connection with a proposed initial public offering of the Company’s subordinate voting shares (the “Offering”), we hereby respectfully request that the Securities and Exchange Commission (the “Commission”) waive the requirement of Item 8.A.4 of Form 20-F, which states that in the case of a company’s initial public offering (“IPO”) the Registration Statement on Form F-1 (the “Registration Statement”) must contain audited financial statements of a date not older than 12 months from the date of the offering unless a waiver is obtained. See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

As the Company’s audited financial statements for the year ended December 31, 2020 will not be available until approximately February 19, 2021, by the time we intend to file Amendment No. 2 to the Company’s Registration Statement, on or around January 19, 2021, such amendment to the Registration Statement will contain only audited financial statements for the year ended December 31, 2019, prepared in accordance with  International Financial Reporting Standards (“IFRS”). Additionally, the Company may need to make at least one amendment after the date hereof and prior to the availability of the audited financial statements for the year ended December 31, 2020 containing the same financial statements as those that are contained in its most recent filing.

The Company is submitting this waiver request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that the Commission will waive the 12-month age of financial statements requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship”.

See also the Commission’s November 1, 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm) at Section III.B.c, in which the Commission notes:

“the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available”.

In connection with this request, on behalf of the Company, I represent to the Commission that:

1.                                The Company is not required by the Business Corporations Act (British Columbia) to prepare, and has not prepared, financial statements audited under any generally accepted auditing standards for any interim period.

2.                                Compliance with Item 8.A.4 is impracticable and involves undue hardship for the Company.

3.                                The Company does not anticipate that its audited financial statements for the year ended December 31, 2020 will be available until approximately February 19, 2021.

4.                                In no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the Offering.

We will file this letter as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F. Please do not hesitate to contact me at vanessa.kanu@telusinternational.com if you have any questions regarding the foregoing or if we can provide any additional information.

Yours very truly,

/s/ Vanessa Kanu

Vanessa Kanu

cc:                                Jeffrey Puritt, TELUS International (Cda) Inc.

Janesh Patel, TELUS International (Cda) Inc.

David So, TELUS International (Cda) Inc.

Lona Nallengara, Shearman & Sterling LLP

Jason Lehner, Shearman & Sterling LLP

Daniel Yao, Shearman and Sterling LLP